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                                                                    EXHIBIT 99.1




                     Certificate Pursuant to Section 1350 of
                Chapter 63 of Title 18 of the United States Code

The undersigned officers hereby certify, as to the Quarterly Report on Form 10-Q of PDV America, Inc. for the quarterly period ended June 30, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of PDV America, Inc. and its subsidiaries.

Date: August 13, 2002                   /s/ Carlos Jorda
                                        ------------------------------------
                                        Carlos Jorda
                                        Chief Executive Officer
                                        PDV America, Inc.


Date: August 13, 2002                   /s/ Luis Davila
                                        ------------------------------------
                                        Luis Davila
                                        Chief Financial Officer
                                        PDV America, Inc.